Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Prudential Financial, Inc.
June 16, 2016		Scot Hoffman, 973-802-2924
scot.hoffman@prudential.com

Prudential Financial, Inc. Announces Early Results of Tender Offer for Certain Outstanding Debt Securities

NEWARK, N.J. – Prudential Financial, Inc. (the “Company”) (NYSE: PRU) announced today that, pursuant to its previously announced cash tender offer (the “Tender Offer”) for up to $500 million aggregate principal amount (the “Maximum Tender Offer Amount”) of its 6.100% Medium-Term Notes, Series D, due 2017, 6.000% Medium-Term Notes, Series D, due 2017, 2.300% Medium-Term Notes, Series D, due 2018, and 7.375% Medium-Term Notes, Series D, due 2019 (collectively, the “Notes”), approximately $991 million in aggregate principal amount of the Notes was validly tendered and not validly withdrawn at or prior to 5 p.m., New York City time, on June 15, 2016, the early tender deadline for the Tender Offer (the “Early Tender Deadline”). The Tender Offer is being made upon the terms and is subject to the conditions set forth in the Offer to Purchase, dated June 2, 2016, and the related Letter of Transmittal (as they may be amended or supplemented, the “Tender Offer Documents”).

In accordance with the terms of the Tender Offer, the withdrawal deadline was 5 p.m., New York City time, on June 15, 2016. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The table below sets forth the aggregate principal amount of each series of Notes that was validly tendered and not validly withdrawn at or prior to the Early Tender Deadline.

Title of Notes	CUSIP Number	Acceptance Priority Level	Principal Amount Outstanding as of June 1, 2016	Principal Amount Tendered as of Early Tender Deadline
6.100% Medium-Term Notes, Series D, due 2017	74432QAY1	1	$250,000,000	$141,175,500
6.000% Medium-Term Notes, Series D, due 2017	74432QBC8	2	$750,000,000	$444,352,000
2.300% Medium-Term Notes, Series D, due 2018	74432QBW4	3	$350,000,000	$248,908,000
7.375% Medium-Term Notes, Series D, due 2019	74432QBG9	4	$750,000,000	$156,543,000

The principal amount of each series of Notes listed in the table above that is ultimately accepted for purchase will be determined in accordance with the Maximum Tender Offer Amount and the Acceptance Priority Levels set forth in the table above, as described in the Tender Offer Documents. In addition, because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeded the Maximum Tender Offer Amount, the Notes will be purchased subject to proration as described in the Tender Offer Documents. As a result, a holder who validly tendered Notes pursuant to the Tender Offer may have all or a portion of its Notes returned to it. The settlement date for the Notes accepted for purchase by the Company in connection with the Early Tender Deadline (the “Early Settlement Date”) is currently expected to be June 17, 2016.

Holders of Notes accepted for purchase by the Company will receive the Total Consideration (as defined in the Tender Offer Documents), which includes an early tender premium of $30 per $1,000 principal amount of Notes tendered by such holders at or prior to the Early Tender Deadline.

In addition to the Total Consideration, all holders of Notes accepted for purchase will also receive accrued and unpaid interest, from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date.

Although the Tender Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of June 29, 2016, because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeded the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Deadline.

The Company has retained Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC as Dealer Managers. Global Bondholder Services Corporation is the Tender and Information Agent. For additional information regarding the terms of the tender offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or UBS Securities LLC at (888) 719-4210 (toll free) or (203) 719-4210 (collect). Requests for the Tender Offer Documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Dealer Managers at their respective telephone numbers. The Tender Offer Documents are also available at http://www.gbsc-usa.com/Prudential/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Tender Offer Documents and only in such jurisdictions as is permitted under applicable law.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of March 31, 2016, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets; (2) the availability and cost of additional debt or equity capital or external financing for our operations; (3) interest rate fluctuations or prolonged periods of low interest rates; (4) the degree to which we choose not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies we do implement; (5) any inability to access our credit facility; (6) reestimates of our reserves for future policy benefits and claims; (7) differences between actual experience regarding mortality, morbidity, persistency, utilization, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) changes in our assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (9) changes in assumptions for our pension and other postretirement benefit plans; (10) changes in our financial strength or credit ratings; (11) statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX and Guideline AXXX; (12) investment losses, defaults and counterparty non-performance; (13) competition in our product lines and for personnel; (14) difficulties in marketing and distributing products through current or future distribution channels; (15) changes in tax law; (16) economic, political, currency and other risks relating to our international operations; (17) fluctuations in foreign currency exchange rates and foreign securities markets; (18) regulatory or legislative changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the U.S. Department of Labor’s fiduciary rules; (19) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (20) adverse determinations in litigation or regulatory matters, and our exposure to contingent liabilities, including related to the remediation of certain securities lending activities administered by the Company; (21) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (22) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (23) possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings; (24) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (25) changes in statutory or U.S. GAAP accounting principles, practices or policies; and (26) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.